SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

Date of Report (Date earliest event reported)                February 21, 2001
                                                           ---------------------


                             SAF T LOK INCORPORATED
             -----------------------------------------------------
             (exact name of registrant as specified in its charter


                                    FLORIDA
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                 (State or other jurisdiction of incorporation)


        1-11968                                          65-0142837
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(Commission File Number)                    (IRS Employer Identification Number)



               1101 NORTHPOINT PARKWAY, WEST PALM BEACH, FLORIDA
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                    (Address of principal executive offices)


                                     33407
                                   ----------
                                   (Zip Code)


Registrant's Telephone Number, Including Area Code:       (561) 478-5625
                                                          --------------

                                      N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1.         CHANGE IN CONTROL OF THE REGISTRANT
                -----------------------------------

On February 6, 2001 a change in control of the board of directors of Saf T Lok Incorporated ("Company") was effected as a result of the appointment of five new directors. The Company's Chairman Franklin Brooks, acting in accordance with
Article 5, Section 8 of the Bylaws of the Company, filled vacancies resulting from the resignation of four incumbent directors and an increase in the number of directors from five to six. The Board of Directors, at a meeting held on February 19, 2001, increased the number of directors from six to seven and appointed one other new director.

The newly appointed directors are James E. Winner, Jr., Stephen Gurgovits, John
F. Hornbostel, Jr., Adam Monks, Richard Florida and Karen Winner Hale. Franklin Brooks remains as a member of the Company's board of directors.

The directors who resigned are James Stanton, Dennis DeConcini, William Schmidt and Jeffrey Brooks. The Chairman received resignation letters from directors James Stanton and Dennis DeConcini on January 22, 2001. Directors William Schmidt and Jeffrey Brooks resigned on February 6, 2001.

Prior to the resignations of directors Jeffrey Brooks and William Schmidt the board of directors met to consider a proposal put forth by James E. Winner, Jr. (the "Winner Proposal") to replace the four incumbent directors with a slate of directors presented by Mr. Winner. After considering various options the directors unanimously agreed that it would be in the best interest of the shareholders to take the necessary actions to advance the Winner Proposal. In furtherance thereof, the board was reconstituted as set forth above.

No payments were made in order to effect the change in control of the Company's board of directors. Moreover, the new directors have received no compensation, including securities of the Company, in connection with the change in control. However, the Winner Proposal contemplates (i) the granting of options to purchase the Company's common stock to the incoming management team, (ii) a reduction in the exercise price of outstanding options granted to the Company's outgoing management, in consideration for their forfeiture of accrued salaries,
(iii) the creation of a new stock option plan to reward key employees of the Company, and (iv) an amendment to the Company's Articles of Incorporation that would increase the number of shares the Company is authorized to issue, and thereby enable the Company to consummate acquisitions and/or secure financing. These aspects of the Winner Proposal are expected to be submitted to shareholders of the Company for their approval, at a meeting of shareholders to be called for that purpose.

Mr. Winner has indicated that the short-term goals of the new board of directors are to maintain the Company's Nasdaq listing and, over the long term, to drive the business through organized growth and acquisitions to create a fast growth company that will maximize the P/E ratio of the stock in the marketplace for the benefit of the Company shareholders.

Item 7.         EXHIBITS
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99.1    PRESS RELEASE DATED February 21, 2001

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        SAF T LOK INCORPORATED

February 21, 2001                       By: /s/ JAMES E. WINNER, JR.
                                            ------------------------------------
                                            James E. Winner, Jr.
                                            Chairman and Chief Executive Officer